                                                           Exhibit No. EX-99.d.1

                          INVESTMENT ADVISORY AGREEMENT

     THIS  AGREEMENT,  made by and  between  Academy  Funds  Trust,  a  Delaware statutory trust (the "Trust"), on behalf of the each series listed on Schedule A
(each a "Fund" and  collectively,  the "Funds"),  and Academy Asset  Management,
LLC, a Delaware limited liability company (the "Advisor").

                              W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act")
and  engages  in the  business  of  investing  and  reinvesting  its  assets  in securities and other investments; and

     WHEREAS,  the  Advisor  is  a  registered   investment  adviser  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of providing investment management services; and

     WHEREAS,  the Trust's  Board of Trustees  (the  "Board")  has  selected the
Advisor to serve as the  investment  adviser for the Funds  effective  as of the date of this Agreement.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged,  and each of the parties hereto intending to be legally bound, it is agreed as follows:

     1. The Trust, on behalf of the Funds,  hereby employs the Advisor to manage the investment and reinvestment of each Fund's respective assets, subject to the direction of the Board and the officers of the Trust,  for the period and on the terms  hereinafter  set forth.  The Advisor hereby  accepts such  employment and agrees  during such  period to render the  services  and assume the  obligations herein set forth for the compensation  herein  provided.  The Advisor shall, for all  purposes  herein,  be deemed to be an  independent  contractor,  and shall, unless otherwise expressly provided and authorized, have no authority to act for or to  represent  the Trust or the Funds in any way,  or in any way be deemed an agent of the Trust or the Funds.  The Advisor shall  regularly make decisions as to what  securities to purchase and sell on behalf of the Funds and shall record and implement such  decisions and shall furnish the Board with such  information and reports  regarding each Fund's  investments as the Advisor deems appropriate or as  the  Board  may  reasonably  request.  Subject  to  compliance  with  the requirements  of the 1940 Act,  the Advisor may retain as a  sub-adviser  to the
Funds, at the Advisor's own expense, any investment adviser registered under the
Advisers Act.

     2. The Trust,  on behalf of the Funds,  shall  conduct its own business and affairs  and shall bear the  expenses  and  salaries  necessary  and  incidental thereto  including,  but not in limitation of the foregoing,  the costs incurred in:  the  maintenance  of  its  corporate  existence;  the  maintenance  of  its registration  statement under applicable federal  securities laws;  preparation, filing and printing of its prospectus(es),  statement of additional  information
and  sales  literature;   the  maintenance  of  its  compliance   program;   the
compensation  of its compliance  officer(s);  the  maintenance of its own books, records  and  procedures;  dealing  with its own  shareholders;  the  payment of dividends;  transfer of stock, including issuance,  redemption and repurchase of shares; preparation of share certificates;  reports and notices to shareholders;
calling and holding of shareholders'  meetings;  miscellaneous  office expenses;
brokerage  commissions;  custodian fees;  legal and accounting  fees; and taxes.
Members and  employees of the Advisor may be trustees,  officers or employees of the Trust. In the conduct of the respective businesses of the parties hereto and in the  performance  of this  Agreement,  the Trust may obtain  office space and facilities from the Advisor and will reimburse the Advisor for its rent or other expenses thereby incurred.

     3. (a) The Advisor shall place and execute Fund orders for the purchase and sale of portfolio securities with  broker-dealers.  Subject to the obtaining the best price and  execution  reasonably  available,  the Advisor is  authorized to place orders for the purchase  and sale of  portfolio  securities  for the Funds with  such  broker-dealers  as it may  select  from  time to  time.  Subject  to subparagraph  (b) below,  the Advisor is also  authorized to place  transactions with brokers who provide research or statistical  information or analyses to the
Funds,  to the Advisor,  or to any other  client for which the Advisor  provides investment  advisory  services.  The Advisor also agrees that it will  cooperate with the Trust to  allocate  brokerage  transactions  to brokers or dealers  who provide benefits directly to the Funds; provided,  however, that such allocation comports with applicable law including,  without limitation, Rule 12b-1(h) under the 1940 Act.

     (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and  procedures as may be adopted by the Board and officers of the
Trust,  the  Advisor  is  authorized  to cause  the  Funds to pay a member of an exchange,  broker or dealer an amount of  commission  for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer  would have charged for  effecting  that  transaction,  in such instances  where the  Advisor has  determined  in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services  provided by such member,  broker or dealer,  viewed in terms of either that  particular  transaction  or the Advisor's  overall  responsibilities  with respect  to the  Funds and to other  funds or  clients  for  which  the  Advisor exercises investment discretion.

     (c) The Advisor is authorized to direct portfolio  transactions to a broker that is an affiliated person of the Advisor or the Funds in accordance with such standards and procedures as may be approved by the Board in accordance with Rule
17e-1 under the 1940 Act, or other rules promulgated by the U.S.  Securities and
Exchange  Commission  ("SEC").  Any transaction placed with an affiliated broker must  (i) be  placed  at  best  execution,  and  (ii)  may  not  be a  principal transaction.

     (d) The Advisor is  authorized  to  aggregate  or "bunch"  purchase or sale orders for a Fund with orders for various  other  clients when it believes  that such action is in the best interests of the Fund and all other such clients.  In such an event,  allocation of the  securities  purchased or sold will be made by the Advisor in accordance with the Advisor's written policy.

     4. (a) As compensation  for the services to be rendered to the Funds by the
Advisor under the provisions of this Agreement, the Trust on behalf of the Funds shall pay to the Advisor from each Fund's respective assets an annual fee as set forth on Schedule A.

     (b) If this Agreement is terminated prior to the end of any calendar month, the  management fee shall be prorated for the portion of any month in which this
Agreement is in effect  according to the proportion which the number of calendar days,  during which the Agreement is in effect,  bears to the number of calendar days in the  month,  and  shall be  payable  within  10 days  after  the date of termination.

     (c) The Advisor shall look exclusively to the assets of the respective Fund for payment of the applicable advisory fee.

     5. The services to be rendered by the Advisor to the Trust on behalf of the
Funds  under  the  provisions  of  this  Agreement  are not to be  deemed  to be exclusive, and the Advisor shall be free to render similar or different services to others so long as its  ability to render the  services  provided  for in this
Agreement shall not be impaired thereby.

     6. The  Advisor,  its  members,  employees  and  agents may engage in other
businesses,   may  render  investment  advisory  services  to  other  investment companies, or to any other corporation, association, firm, entity or individual, and may render  underwriting  services to the Trust on behalf of the Funds or to
any  other  investment  company,  corporation,   association,  firm,  entity  or
individual.  In  accordance  with the Advisers  Act, if there is a change in the membership of the Advisor,  which is a limited  liability  company,  the Advisor shall,  within a  reasonable  time after such  change,  notify the Trust and the
Board of the change.

     7. In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless  disregard in the  performance of its duties to the Funds,  the Advisor shall not be liable to the Trust,  the Funds or to any Trustee or shareholder of the  Trust or the  Funds  for any loss or  damage  arising  from any  action  or omission in the course of, or connected with,  rendering  services  hereunder or for any losses that may be  sustained  in the  purchase,  holding or sale of any investment or security, or otherwise.

     8. (a) This Agreement shall be executed and become effective as of the date written below if approved by (i) the Board, including a majority of the Trustees who are not parties to this  Agreement or interested  persons of such party (the
"Independent  Trustees"),  cast in person at a meeting called for the purpose of voting on such  approval;  and (ii) the vote of a  majority  of the  outstanding voting  securities of the Funds. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is  specifically  approved  as  required  by the 1940 Act  (currently,  at least annually  by the  Board  or by  vote of a  majority  of the  outstanding  voting securities  of the Funds and only if the terms and the renewal  hereof have been approved by the vote of a majority of the Independent  Trustees,  cast in person at a meeting called for the purpose of voting on such approval).

     (b) No amendment  to this  Agreement  shall be  effective  unless the terms thereof have been approved as required by the 1940 Act  (currently,  by the vote of a majority of the  outstanding  voting  securities  of the Funds  unless such shareholder  approval would not be required under applicable  interpretations by the staff of the SEC,  and by the vote of a majority  of  Independent  Trustees, cast in person at a meeting called for the purpose of voting on such approval).

     (c) In connection  with such renewal or amendment,  it shall be the duty of the Board to request and evaluate,  and the duty of the Advisor to furnish, such information  as may be  reasonably  necessary  to  evaluate  the  terms  of this
Agreement and any amendment thereto.

     (d) Notwithstanding the foregoing,  this Agreement may be terminated by the
Trust at any time,  without  the payment of a penalty,  on sixty  days'  written notice to the Advisor of the Trust's  intention to do so,  pursuant to action by the  Board  or  pursuant  to a vote  of a  majority  of the  outstanding  voting securities of each Fund.  The Advisor may terminate  this Agreement at any time, without the payment of penalty on sixty days' written notice to the Trust of its intention to do so. Upon  termination of this Agreement,  the obligations of all the  parties  hereunder  shall  cease  and  terminate  as of the  date  of  such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination,  and except for the obligation of the Trust to pay to the Advisor the fee  provided in  Paragraph 4 hereof.  This  Agreement shall automatically  terminate in the event of its assignment unless the parties hereto,  by agreement,  obtain an exemption  from the SEC from the provisions of the 1940 Act pertaining to the subject matter of this paragraph.

     9.  This  Agreement  shall  extend  to  and  bind  the  heirs,   executors,
administrators and successors of the parties hereto.

     10. For the  purposes of this  Agreement,  the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the  meaning  defined  in the 1940 Act and the  rules  and  interpretations thereunder.

     11. (a) The Trust expressly agrees and acknowledges that the name "Academy"
is the sole  property  of the  Advisor,  and,  with  respect to such name,  that similar  names  may from time to time be used by other  funds in the  investment business that are affiliated with the Advisor.  The Advisor has consented to the use by the Trust of the identifying  word "Academy" and has granted to the Trust a  nonexclusive  license  to use the name  "Academy"  as part of the name of the
Trust and the name of any  series of  shares,  including  the  Funds.  The Trust further expressly agrees and acknowledges that the non-exclusive license granted herein may be  terminated by the Advisor if the Trust ceases to use the Advisor, an affiliate of the Advisor or their successors as investment  adviser.  In such event,  the  non-exclusive  license granted herein may be revoked by the Advisor and the Trust shall cease  using the name  "Academy"  as part of its name or the name of any series of shares, including the Funds, unless otherwise consented to by the Advisor or any successor to its interests in such name.

     (b) The Trust  further  understands  and agrees that so long as the Advisor and/or its affiliates shall continue to serve as the Trust's investment adviser, other mutual funds or other investment products that may be sponsored or advised by the Advisor and/or its affiliates  shall have the right  permanently to adopt and to use the words  "Academy"  in their  name and in the name of any series or class of shares of such funds or other investment products.

     IN WITNESS  WHEREOF,  the parties hereto have this Agreement to be executed by their duly authorized officers this 4th day of December, 2007.

                     ACADEMY FUNDS TRUST
                     (on behalf of the Funds listed on Schedule A)

                     By:/s/ David Jacovini

                     Name: David Jacovini
                     Title: President

                     ACADEMY ASSET MANAGEMENT, LLC

                     By:/s/ David Jacovini
                     Name: David Jacovini
                     Title: Chief Executive Officer

                                   SCHEDULE A

     Pursuant  to this  Agreement,  the  Advisor  agrees to  provide  investment advisory services to each of the Funds listed below, and the Trust, on behalf of the Funds,  agrees to pay the  Advisor  from each  Fund's  respective  assets an annual fee, payable on a monthly basis, as indicated below:

                                                Annual Fee (as a percentage
Fund                                            of daily average net asset)

Academy Core Equity Fund                                   0.85%
Academy Select Opportunities Fund                          1.00%